Exhibit 99.1

Sovran Self Storage Reports Second Quarter Results, Adjusted FFO per Share Increases 14.9%, Guidance Raised

BUFFALO, N.Y.--(BUSINESS WIRE)--July 30, 2014--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended June 30, 2014.

Net income available to common shareholders for the second quarter of 2014 was $20.6 million or $0.62 per fully diluted common share. For the same period in 2013, net income available to common shareholders was $17.9 million, or $0.57 per fully diluted common share.

Funds from operations (FFO) for the quarter were $1.00 per fully diluted common share compared to $0.94 for the same period last year. In the second quarter of 2014, the Company incurred net acquisition costs of $2.0 million in connection with its property purchases and had a straight line rent adjustment of $0.5 million relating to the lease expense of the former Westy properties. In the second quarter of 2013, the Company incurred no such costs or adjustments. Absent these charges, adjusted FFO per share was $1.08 and $0.94 for the second quarter of 2014 and 2013, respectively.

Improved occupancies and rising rental rates more than offset the anticipated increases in property taxes, repair and maintenance and utilities, resulting in the strong FFO growth.

“This spring’s leasing season has proven to be a good one, and we’ve been able to achieve strong rate growth across all of our markets” said David Rogers, the Company’s CEO. “We hit our best ever earnings level this quarter, and we are on pace to beat our all-time high for occupancy and rental rates later this summer.”

OPERATIONS:

Total revenues increased 19.9% over last year’s second quarter, while operating costs increased 16.9%, resulting in an NOI (3) increase of 21.2%. Overall occupancy averaged 90.7% for the period and rental rates increased 8.3% to an average of $11.79 per sq. ft.

Revenues for the 386 stores wholly owned by the Company since January 1, 2013 increased 8.6% from those of the second quarter of 2013, the result of a 270 basis point increase in average occupancy, a 4.4% increase in rental rates and strong growth in insurance commissions.

Same store operating expenses increased 5.7% for the second quarter of 2014 compared to the prior year period, primarily the result of increased property tax charges of 12.1%. Repair and maintenance costs were also higher than expected due to the extended harsh winter.

Consequently, same store net operating income increased 10.0% this period over the second quarter of 2013.

General and administrative expenses increased by approximately $1.4 million over the same period in 2013, primarily due to increases in internet advertising and personnel costs associated with operating more stores during the quarter than at this time last year.

During the second quarter of 2014, the Company experienced significant same store revenue and NOI growth in every state in which it operates. The stores with the strongest revenue impact include those in Texas, Florida, New York, Illinois, and Georgia.

PROPERTIES:

As previously announced, the Company acquired 19 self storage facilities for a total cost of approximately $130 million in the second quarter. Sixteen stores were purchased on behalf of the Company for a cost of $96 million and the balance was acquired for Sovran HHF Storage Holdings LLC, a joint venture in which the Company owns a 20% interest.

The properties total approximately 1.3 million square feet and are all located in markets where the Company already has a presence: seven in New Jersey; seven in St. Louis; and one each in Metro New York, Philadelphia, Atlanta, Chicago and San Antonio.

Subsequent to quarter end, the Company also acquired a 78,000 sq. ft. facility in New Jersey for $11.8 million.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at June 30, 2014:

  Debt to Enterprise Value (at $77.25/share) 22.7%
  Debt to Book Cost of Storage Facilities 36.8%
  Debt to EBITDA Ratio 4.5x
  Debt Service Coverage 4.9x

At June 30, 2014, the Company had approximately $7 million of cash on hand, and $166 million available on its line of credit (without considering the additional $75 million available under the expansion feature).

As previously announced, on April 8, 2014 the Company issued $175 million of ten-year unsecured notes at a fixed rate of 4.533%. $115 million of the proceeds were used to pay down the Company’s line of credit balance with the remainder used to fund acquisitions and property expansions.

The Company issued 250,000 shares of its common stock via its previously announced ATM program during the quarter at an average price of $77.08 per share, resulting in net proceeds of $18.9 million after issuance costs. The Company used the proceeds to fund the purchase of the aforementioned properties. Also in April, the Company issued 43,092 shares at an average price of $73.45 through its Dividend Reinvestment Plan.

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company announced a quarterly dividend of $0.68 per share or $2.72 annualized.

YEAR 2014 EARNINGS GUIDANCE:

Management is encouraged by its occupancy gains, rent growth, and resiliency in most markets. The following assumptions covering operations have been utilized in formulating guidance for the third quarter and full year 2014:

Same Store Projected Increases Over 2013
	3Q 2014	Full Year 2014
Revenue	6.5 – 7.5%	7.0 – 8.0%
Operating Costs (excluding property taxes)	2.5 – 3.5%	3.5 – 4.5%
Property Taxes	5.0 – 6.0%	8.5 – 9.5%
Total Operating Expenses	3.5 – 4.5%	5.0 – 6.0%
Net Operating Income	8.5 – 9.5%	8.0 – 9.0%

The Company intends to spend up to $25 million on its expansion and enhancement program. It has also budgeted $16 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

In addition to the $203 million of properties acquired on the Company’s behalf thus far this year, it has assumed $50 million of additional acquisitions in 2014. Per share FFO guidance is projected after adding back third party acquisition costs. Purchases of additional properties are expected to be funded via proceeds from the Company’s ATM program, and draws on its line of credit which carries an interest rate of LIBOR plus 1.5%.

Annual general and administrative expenses are expected to be approximately $40 million due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence, Corporate Alliance and third party management programs.

At June 30, 2014, the Company had 33.2 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects funds from operations for the full year 2014 to be approximately $4.32 to $4.36 per share, and between $1.14 and $1.16 per share for the third quarter of 2014.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, July 31, 2014. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “events and conference calls” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13586701.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 502 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	June 30,	December 31,
(dollars in thousands)	2014	2013
Assets
Investment in storage facilities:
Land	$370,243	$312,053
Building, equipment and construction in progress	1,693,331	1,552,584
	2,063,574	1,864,637
Less: accumulated depreciation	(389,310)	(366,472)
Investment in storage facilities, net	1,674,264	1,498,165
Cash and cash equivalents	6,959	9,524
Accounts receivable	5,332	5,119
Receivable from joint venture	543	883
Investment in joint venture	36,750	30,391
Prepaid expenses	8,264	5,978
Intangible asset - in-place customer leases (net of accumulated
amortization of $15,030 in 2014 and $13,551 in 2013)	3,149	1,092
Fair value of interest rate swap agreements	-	794
Other assets	5,030	9,929
Total Assets	$1,740,291	$1,561,875

Liabilities
Line of credit	$8,000	$49,000
Term notes	750,000	575,000
Accounts payable and accrued liabilities	35,040	37,741
Deferred revenue	7,736	6,708
Fair value of interest rate swap agreements	12,376	7,523
Mortgages payable	2,191	2,254
Total Liabilities	815,343	678,226

Noncontrolling redeemable Operating Partnership Units at redemption value	15,348	12,940

Equity
Common stock	344	337
Additional paid-in capital	1,120,650	1,066,399
Accumulated deficit	(172,162)	(162,450)
Accumulated other comprehensive loss	(12,057)	(6,402)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	909,600	870,709
Total Liabilities and Equity	$1,740,291	$1,561,875

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	April 1, 2014	April 1, 2013
	to	to
(dollars in thousands, except share data)	June 30, 2014	June 30, 2013

Revenues
Rental income	$74,394	$62,127
Other operating income	4,758	3,919
Management fee income	1,156	1,063
Acquisition fee income	136	-
Total operating revenues	80,444	67,109

Expenses
Property operations and maintenance	16,453	14,594
Real estate taxes	8,055	6,363
General and administrative	10,404	8,988
Acquisition related costs	1,938	-
Operating leases of storage facilities	1,997	-
Depreciation and amortization	11,668	10,404
Amortization of in-place customer leases	813	954
Total operating expenses	51,328	41,303

Income from operations	29,116	25,806

Other income (expense)
Interest expense (A)	(8,872)	(8,446)
Interest income	24	1
Equity in income of joint ventures	433	455

Income from continuing operations	20,701	17,816
Income from discontinued operations	-	236
Net income	20,701	18,052
Net income attributable to noncontrolling interests	(125)	(115)
Net income attributable to common shareholders	$20,576	$17,937

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.63	$0.56
Discontinued operations	$-	$0.01
Earnings per share - basic	$0.63	$0.57

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.62	$0.56
Discontinued operations	$-	$0.01
Earnings per share - diluted	$0.62	$0.57

Common shares used in basic
earnings per share calculation	32,799,837	31,275,850

Common shares used in diluted
earnings per share calculation	32,979,708	31,425,016

Dividends declared per common share	$0.68	$0.48

(A) Interest expense for the three months ending June 30 consists of the following
Interest expense	$8,660	$8,232
Amortization of deferred financing fees	212	214

Total interest expense	$8,872	$8,446

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	June 30, 2014	June 30, 2013

Revenues
Rental income	$144,347	$121,688
Other operating income	9,165	7,263
Management fee income	2,254	2,036
Acquisition fee income	136	-
Total operating revenues	155,902	130,987

Expenses
Property operations and maintenance	33,518	29,719
Real estate taxes	16,121	12,782
General and administrative	20,360	17,781
Acquisition related costs	4,716	486
Operating leases of storage facilities	3,994	-
Depreciation and amortization	22,944	20,674
Amortization of in-place customer leases	1,479	1,885
Total operating expenses	103,132	83,327

Income from operations	52,770	47,660

Other income (expense)
Interest expense (A)	(16,216)	(16,904)
Interest income	31	1
Gain on sale of real estate	-	421
Equity in income of joint ventures	892	842

Income from continuing operations	37,477	32,020
Income from discontinued operations	-	404
Net income	37,477	32,424
Net income attributable to noncontrolling interests	(228)	(207)
Net income attributable to common shareholders	$37,249	$32,217

Earnings per common share attributable to common shareholders - basic
Continuing operations	$1.14	$1.03
Discontinued operations	$-	$0.01
Earnings per share - basic	$1.14	$1.04

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$1.14	$1.03
Discontinued operations	$-	$0.01
Earnings per share - diluted	$1.14	$1.04

Common shares used in basic
earnings per share calculation	32,591,917	30,882,352

Common shares used in diluted
earnings per share calculation	32,759,069	31,039,756

Dividends declared per common share	$1.36	$0.96

(A) Interest expense for the six months ending June 30 consists of the following
Interest expense	$15,809	$16,481
Amortization of deferred financing fees	407	423
Total interest expense	$16,216	$16,904

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	April 1, 2014	April 1, 2013
	to	to
(dollars in thousands, except share data)	June 30, 2014	June 30, 2013

Net income attributable to common shareholders	$20,576	$17,937
Net income attributable to noncontrolling interests	125	115
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	12,255	11,138
Depreciation of real estate included in discontinued operations	-	89
Depreciation and amortization from unconsolidated joint ventures	360	372
Gain on sale of real estate	-	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(202)	(189)
Funds from operations available to common shareholders	33,114	29,462
FFO per share - diluted	$1.00	$0.94

Non-recurring Adjustments to FFO
Acquisition costs expensed	1,938	-
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	185	-
Acquisition fee income from Sovran HHF Storage Holdings	(136)	-
Operating leases straight line rent adjustment	497	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(15)	-
Adjusted funds from operations available to common shareholders	35,583	29,462
Adjusted FFO per share - diluted	$1.08	$0.94

Common shares - diluted	32,979,708	31,425,016

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	June 30, 2014	June 30, 2013

Net income attributable to common shareholders	$37,249	$32,217
Net income attributable to noncontrolling interests	228	207
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	23,970	22,141
Depreciation of real estate included in discontinued operations	-	177
Depreciation and amortization from unconsolidated joint ventures	736	746
Gain on sale of real estate	-	(421)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(378)	(351)
Funds from operations available to common shareholders	61,805	54,716
FFO per share - diluted	$1.89	$1.76

Non-recurring Adjustments to FFO
Acquisition costs expensed	4,716	486
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	185	-
Acquisition fee income from Sovran HHF Storage Holdings	(136)	-
Operating leases straight line rent adjustment	994	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(35)	(3)
Adjusted funds from operations available to common shareholders	67,529	55,199
Adjusted FFO per share - diluted	$2.06	$1.78

Common shares - diluted	32,759,069	31,039,756

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) * 386 stores owned since 12/31/12 (unaudited)	April 1, 2014	April 1, 2013
	to	to		Percentage
(dollars in thousands)	June 30, 2014	June 30, 2013	Change	Change

Revenues:
Rental income	$66,745	$61,641	$5,104	8.3%
Tenant insurance commissions	2,354	1,871	483	25.8%
Other operating income	1,432	1,423	9	0.6%
Total operating revenues	70,531	64,935	5,596	8.6%

Expenses:
Payroll and benefits	6,286	6,145	141	2.3%
Real estate taxes	7,043	6,284	759	12.1%
Utilities	2,421	2,359	62	2.6%
Repairs and maintenance	2,315	2,091	224	10.7%
Office and other operating expense	2,422	2,281	141	6.2%
Insurance	988	1,113	(125)	-11.2%
Advertising & yellow pages	355	383	(28)	-7.3%
Total operating expenses	21,830	20,656	1,174	5.7%

Net operating income (3)	$48,701	$44,279	$4,422	10.0%

QTD Same store move ins	45,898	47,791	(1,893)

QTD Same store move outs	39,662	38,800	862

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	April 1, 2014	April 1, 2013
	to	to		Percentage
	June 30, 2014	June 30, 2013	Change	Change
Stores owned since 12/31/11 (358 stores) (2)
Revenues	$64,178	$59,777	$4,401	7.4%
Expenses	19,666	18,753	913	4.9%
Net operating income (3)	$44,512	$41,024	$3,488	8.5%

Stores owned since 12/31/10 (330 stores) (2)
Revenues	$58,370	$54,464	$3,906	7.2%
Expenses	17,667	16,847	820	4.9%
Net operating income (3)	$40,703	$37,617	$3,086	8.2%

(2) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (2) * 386 stores owned since 12/31/12 (unaudited)	January 1, 2014	January 1, 2013
	to	to		Percentage
(dollars in thousands)	June 30, 2014	June 30, 2013	Change	Change

Revenues:
Rental income	$130,684	$121,029	$9,655	8.0%
Tenant insurance commissions	4,643	3,539	1,104	31.2%
Other operating income	2,635	2,623	12	0.5%
Total operating revenues	137,962	127,191	10,771	8.5%

Expenses:
Payroll and benefits	12,540	12,331	209	1.7%
Real estate taxes	14,100	12,679	1,421	11.2%
Utilities	5,283	4,861	422	8.7%
Repairs and maintenance	5,026	4,535	491	10.8%
Office and other operating expense	4,842	4,699	143	3.0%
Insurance	2,061	2,136	(75)	-3.5%
Advertising & yellow pages	712	781	(69)	-8.8%
Total operating expenses	44,564	42,022	2,542	6.0%

Net operating income (3)	$93,398	$85,169	$8,229	9.7%

YTD Same store move ins	84,516	85,906	(1,390)

YTD Same store move outs	75,239	75,507	(268)

OTHER DATA	Same Store (2)		All Stores (4)
	2014	2013	2014	2013

Weighted average quarterly occupancy	91.0%	88.3%	90.7%	88.3%

Occupancy at June 30	91.8%	89.8%	91.4%	89.8%

Rent per occupied square foot	$11.36	$10.88	$11.79	$10.89

(4) Does not include unconsolidated joint venture stores managed by the Company

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the months ended June 30, 2014:

Beginning balance	$1,864,637
Property acquisitions	187,325
Improvements and equipment additions:
Expansions	7,646
Roofing, paving, and equipment:
Stabilized stores	6,085
Recently acquired stores	473
Change in construction in progress (Total CIP $7.4 million)	(2,368)
Dispositions and Impairments	(224)
Storage facilities at cost at period end	$2,063,574

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	June 30, 2014	June 30, 2013

Management and administrative salaries and benefits	5,604	4,760
Internet advertising & marketing	1,540	1,379
Training	277	256
Call center	409	401
Uncle Bob's Management costs	114	137
Income taxes	332	332
Other administrative expenses (5)	2,128	1,723
	$10,404	$8,988

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	June 30, 2014	June 30, 2013

Common shares outstanding	33,240,930	31,416,052
Operating Partnership Units outstanding	198,913	199,163

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended June 30, 2014
(unaudited)

			Avg Qtrly	Avg Quarterly Occupancy		Revenue			Expenses			NOI
			Rent per	for the Three Months		for the Three Months			for the Three Months			for the Three Months
		Square	Occupied	Ended June 30,		Ended June 30,			Ended June 30,			Ended June 30,
State	Stores	Feet	Square Foot	2014	2013	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Alabama	22	1,618	$ 8.39	89.1%	86.9%	$ 3,273	$ 3,069	6.6%	$ 920	$ 886	3.8%	$ 2,353	$ 2,183	7.8%
Arizona	10	669	10.01	83.9%	77.1%	1,516	1,385	9.5%	507	477	6.3%	1,009	908	11.1%
Connecticut	5	329	18.26	85.1%	93.9%	1,319	1,249	5.6%	390	358	8.9%	929	891	4.3%
Florida	60	3,976	11.25	89.1%	86.4%	10,593	9,732	8.8%	3,307	3,144	5.2%	7,286	6,588	10.6%
Georgia	28	1,949	10.27	91.6%	81.9%	4,915	4,236	16.0%	1,478	1,382	6.9%	3,437	2,854	20.4%
Illinois	9	701	12.97	88.1%	81.0%	2,097	1,821	15.2%	809	691	17.1%	1,288	1,130	14.0%
Louisiana	14	823	11.18	92.1%	90.0%	2,222	2,058	8.0%	571	548	4.2%	1,651	1,510	9.3%
Maine	2	114	13.11	95.8%	92.2%	376	345	9.0%	93	89	4.5%	283	256	10.5%
Maryland	3	139	16.26	91.1%	89.5%	533	515	3.5%	160	154	3.9%	373	361	3.3%
Massachusetts	12	656	14.30	92.2%	92.8%	2,284	2,172	5.2%	676	660	2.4%	1,608	1,512	6.3%
Mississippi	12	916	9.42	91.5%	89.5%	2,089	2,011	3.9%	573	583	-1.7%	1,516	1,428	6.2%
Missouri	8	515	11.84	91.1%	91.5%	1,459	1,347	8.3%	452	452	0.0%	1,007	895	12.5%
New Hampshire	4	260	11.69	92.1%	91.5%	734	676	8.6%	209	202	3.5%	525	474	10.8%
New Jersey	2	121	17.56	90.8%	81.8%	546	466	17.2%	198	192	3.1%	348	274	27.0%
New York	28	1,691	14.14	93.2%	89.0%	5,852	5,424	7.9%	1,737	1,665	4.3%	4,115	3,759	9.5%
North Carolina	19	1,155	10.12	93.8%	91.8%	2,900	2,670	8.6%	790	759	4.1%	2,110	1,911	10.4%
Ohio	16	1,089	9.89	91.5%	89.2%	2,600	2,429	7.0%	739	712	3.8%	1,861	1,717	8.4%
Pennsylvania	4	220	9.93	94.8%	89.7%	538	507	6.1%	162	160	1.3%	376	347	8.4%
Rhode Island	4	206	12.41	90.5%	87.9%	635	610	4.1%	215	214	0.5%	420	396	6.1%
South Carolina	8	449	10.61	91.5%	87.7%	1,159	1,048	10.6%	384	379	1.3%	775	669	15.8%
Tennessee	4	291	10.17	92.8%	91.6%	718	686	4.7%	246	230	7.0%	472	456	3.5%
Texas	94	6,720	11.67	92.7%	91.5%	19,023	17,478	8.8%	6,315	5,822	8.5%	12,708	11,656	9.0%
Virginia	18	1,236	11.23	86.7%	85.7%	3,150	3,001	5.0%	899	897	0.2%	2,251	2,104	7.0%

Portfolio Total	386	25,843	$ 11.36	91.0%	88.3%	$ 70,531	$ 64,935	8.6%	$ 21,830	$ 20,656	5.7%	$ 48,701	$ 44,279	10.0%

Properties owned since 12/31/12 (detail shown above)	386	25,843	11.36	91.0%	88.3%	70,531	64,935	8.6%	21,830	20,656	5.7%	48,701	44,279	10.0%
Properties owned since 12/31/11	358	23,644	11.27	91.2%	89.7%	64,178	59,777	7.4%	19,666	18,753	4.9%	44,512	41,024	8.5%
Properties owned since 12/31/10	330	21,822	11.09	91.3%	89.6%	58,370	54,464	7.2%	17,667	16,847	4.9%	40,703	37,617	8.2%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.

Exhibit B

Sovran Self Storage, Inc.

Debt Maturity Schedule
June 30, 2014
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2014	2015	2016	2017	2018	Thereafter	Total

Line of credit	Jun-2018	Variable	1.65%	$-	$-	$-	$-	$8,000	$-	$8,000

Term note	Apr-2016	Fixed	6.38%	-	-	150,000	-	-	-	150,000
Term note	Jun-2020	Swapped to fixed	4.02%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.26%	-	-	-	-	-	100,000	100,000
Term note	Jun-2020	Swapped to fixed	3.02%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Mortgage note	May-2026	Fixed	5.99%	64	134	142	151	160	1,540	2,191

				$64	$134	$150,142	$151	$8,160	$601,540	$760,191

(1) Rate as of June 30, 2014 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2014.

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, 716-650-6115
Vice President, Corporate Communications